Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package.

Second Quarter | 2018

11127

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Notes and Definitions	25-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 21, 2018. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Diana J. Ingram	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
D.A Davidson	Barry Oxford	(212) 240-9871
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
National Securities Corporation	John R. Benda	(212) 417-8127
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Financial Results:
Total rental revenues	$51,616	$48,433	$45,767	$43,230	$36,419
Net income	$7,819	$15,084	$14,115	$2,009	$19,855
Net Operating Income (NOI)	$38,841	$36,473	$33,615	$32,001	$26,883
Company share of Core FFO	$22,882	$21,424	$20,025	$18,049	$15,893
Company share of Core FFO per common share - diluted	$0.27	$0.27	$0.26	$0.25	$0.23
Adjusted EBITDA	$36,784	$32,306	$30,675	$28,265	$25,360
Dividend declared per common share	$0.160	$0.160	$0.145	$0.145	$0.145
Portfolio Statistics:
Portfolio SF - consolidated	20,213,729	18,741,304	18,476,809	18,044,612	16,221,646
Ending occupancy - consolidated portfolio	95.2%	95.2%	95.5%	92.9%	91.4%
Stabilized occupancy - consolidated portfolio	98.1%	97.7%	98.2%	97.2%	96.5%
Leasing spreads - GAAP	35.5%	25.3%	27.7%	26.3%	20.4%
Leasing spreads - cash	23.9%	14.9%	18.9%	16.7%	10.6%
Same Property Performance:
Same Property Portfolio SF	14,088,668	14,088,668	14,088,668	14,088,668	14,088,668
Same Property Portfolio ending occupancy	96.0%	94.9%	95.2%	93.1%	92.2%
Same Property Portfolio NOI growth(2)	10.5%	9.4%	n/a	n/a	n/a
Same Property Portfolio Cash NOI growth(2)	9.9%	8.5%	n/a	n/a	n/a
Stabilized Same Property Portfolio ending occupancy	98.4%	97.6%	97.9%	96.7%	96.3%
Stabilized Same Property Portfolio NOI growth(2)	7.7%	7.5%	n/a	n/a	n/a
Stabilized Same Property Portfolio Cash NOI growth(2)	9.5%	8.2%	n/a	n/a	n/a
Capitalization:
Common stock price at quarter end	$31.39	$28.79	$29.16	$28.62	$27.44
Common shares issued and outstanding	90,848,198	80,441,338	78,305,187	77,337,373	70,810,523
Total shares and units issued and outstanding at period end (3)	92,861,762	82,482,513	80,323,432	79,284,781	72,785,007
Weighted average shares outstanding - diluted	83,494,825	79,196,060	78,227,824	73,068,081	68,331,234
5.875% Series A and Series B Cumulative Redeemable Preferred Stock	$165,000	$165,000	$165,000	$90,000	$90,000
Total equity market capitalization	$3,079,931	$2,539,672	$2,507,231	$2,359,130	$2,087,221
Total consolidated debt	$761,192	$662,425	$671,657	$666,979	$564,242
Total combined market capitalization (net debt plus equity)	$3,678,419	$3,186,472	$3,172,268	$3,013,191	$2,638,345
Ratios:
Net debt to total combined market capitalization	16.3%	20.3%	21.0%	21.7%	20.9%
Net debt to Adjusted EBITDA (quarterly results annualized)	4.1x	5.0x	5.4x	5.8x	5.4x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 25 and page 8 of this report, respectively.

(2)
Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio and Stabilized Same Property Portfolio. For comparability, NOI growth and Cash NOI growth for Q1’18 has been restated to remove the results of 6770 Central Avenue–Building B, which was sold during Q2’18. See page 22 for a list of dispositions completed during 2018.

(3)
Includes the following number of OP Units and vested LTIP units held by noncontrolling interests: 2,013,564 (Jun 30, 2018), 2,041,175 (Mar 31, 2018), 2,018,245 (Dec 31, 2017), 1,947,408 (Sep 30, 2017) and 1,974,484 (Jun 30, 2017). Excludes the following number of shares of unvested restricted stock: 213,867 (Jun 30, 2018), 226,451 (Mar 31, 2018), 190,695 (Dec 31, 2017), 257,867 (Sep 30, 2017) and 312,379 (Jun 30, 2017). Excludes unvested LTIP units and unvested performance units.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Assets
Land	$1,199,633	$1,020,652	$997,588	$925,360	$763,622
Buildings and improvements	1,229,100	1,098,695	1,079,746	1,051,037	923,760
Tenant improvements	53,531	50,998	49,692	47,663	43,717
Furniture, fixtures, and equipment	151	151	167	167	167
Construction in progress	44,631	45,688	34,772	33,158	25,792
Total real estate held for investment	2,527,046	2,216,184	2,161,965	2,057,385	1,757,058
Accumulated depreciation	(200,006)	(186,234)	(173,541)	(165,385)	(153,163)
Investments in real estate, net	2,327,040	2,029,950	1,988,424	1,892,000	1,603,895
Cash and cash equivalents	162,704	15,625	6,620	12,918	13,118
Restricted cash	—	4,211	250	—	—
Rents and other receivables, net	3,920	3,328	3,664	3,040	2,644
Deferred rent receivable	19,432	17,766	15,826	14,929	13,628
Deferred leasing costs, net	12,600	12,097	12,014	10,756	9,448
Deferred loan costs, net	1,621	1,775	1,930	2,084	2,239
Acquired lease intangible assets, net(1)	57,054	45,876	49,239	49,147	41,087
Indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	13,036	11,294	7,193	4,752	4,399
Other assets	8,216	5,961	6,146	7,144	7,388
Acquisition related deposits	1,600	4,525	2,475	1,075	2,250
Assets associated with real estate held for sale, net(2)	—	8,300	12,436	—	—
Total Assets	$2,612,379	$2,165,864	$2,111,373	$2,003,001	$1,705,252
Liabilities
Notes payable	$757,064	$659,417	$668,941	$664,209	$561,530
Interest rate swap liability	—	—	219	785	1,094
Accounts payable and accrued expenses	19,683	21,441	21,134	22,190	14,298
Dividends and distributions payable	14,952	13,294	11,727	11,580	10,642
Acquired lease intangible liabilities, net(3)	53,939	17,783	18,067	18,147	10,785
Tenant security deposits	20,534	19,936	19,521	19,149	16,721
Prepaid rents	6,374	5,540	6,267	5,738	5,204
Liabilities associated with real estate held for sale(2)	—	132	243	—	—
Total Liabilities	872,546	737,543	746,119	741,798	620,274
Equity
Series A preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,651	86,651	86,651
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	73,062	—	—
Common stock	908	804	782	773	708
Additional paid in capital	1,614,650	1,297,391	1,239,810	1,213,123	1,027,282
Cumulative distributions in excess of earnings	(76,926)	(67,622)	(67,058)	(67,578)	(56,992)
Accumulated other comprehensive income	12,753	11,014	6,799	3,870	3,216
Total stockholders’ equity	1,710,479	1,400,681	1,340,046	1,236,839	1,060,865
Noncontrolling interests	29,354	27,640	25,208	24,364	24,113
Total Equity	1,739,833	1,428,321	1,365,254	1,261,203	1,084,978
Total Liabilities and Equity	$2,612,379	$2,165,864	$2,111,373	$2,003,001	$1,705,252

(1)	Includes net above-market tenant lease intangibles of $4,692 (June 30, 2018), $4,899 (March 31, 2018), $5,223 (December 31, 2017), $5,512 (September 30, 2017) and $5,640 (June 30, 2017).

(2)
At March 31, 2018, the properties located at 1910 Archibald Avenue and 1920 Archibald Avenue were classified as held for sale. At December 31, 2017, the properties located at 700 Allen Avenue, 1851 & 1830 Flower Street and 8900-8980 Benson Avenue were classified as held for sale.

(3)	Includes net below-market tenant lease intangibles of $53,806 (June 30, 2018), $17,642 (March 31, 2018), $17,919 (December 31, 2017), $17,990 (September 30, 2017) and $10,102 (June 30, 2017).

Second Quarter 2018 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Revenues
Rental income	$43,567	$40,911	$38,691	$36,748	$31,132
Tenant reimbursements	7,932	7,293	6,757	6,279	5,172
Other income	117	229	319	203	115
Total Rental Revenues	51,616	48,433	45,767	43,230	36,419
Management, leasing, and development services	140	103	113	109	145
Interest income	—	—	—	—	218
Total Revenues	51,756	48,536	45,880	43,339	36,782
Operating Expenses
Property expenses	12,775	11,960	12,152	11,229	9,536
General and administrative	6,506	6,162	5,558	5,843	5,123
Depreciation and amortization	19,775	19,452	18,767	17,971	14,515
Total Operating Expenses	39,056	37,574	36,477	35,043	29,174
Other Expenses
Acquisition expenses	37	9	33	16	20
Interest expense	6,452	5,852	5,638	6,271	4,302
Total Other Expenses	6,489	5,861	5,671	6,287	4,322
Total Expenses	45,545	43,435	42,148	41,330	33,496
Gain on extinguishment of debt	—	—	47	—	—
Gains on sale of real estate	1,608	9,983	10,336	—	16,569
Net Income	7,819	15,084	14,115	2,009	19,855
Less: net income attributable to noncontrolling interest	(129)	(318)	(304)	(21)	(531)
Net income attributable to Rexford Industrial Realty, Inc.	7,690	14,766	13,811	1,988	19,324
Less: preferred stock dividends	(2,424)	(2,423)	(1,909)	(1,322)	(1,322)
Less: earnings allocated to participating securities	(94)	(97)	(83)	(80)	(156)
Net income attributable to common stockholders	$5,172	$12,246	$11,819	$586	$17,846

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.06	$0.16	$0.15	$0.01	$0.26
Net income attributable to common stockholders per share - diluted	$0.06	$0.15	$0.15	$0.01	$0.26

Weighted average shares outstanding - basic	82,924,208	78,694,161	77,771,084	72,621,219	67,920,773
Weighted average shares outstanding - diluted	83,494,825	79,196,060	78,227,824	73,068,081	68,331,234

Second Quarter 2018 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Rental Revenues
Rental income	$43,567	$31,132	$84,478	$60,746
Tenant reimbursements	7,932	5,172	15,225	10,327
Other income	117	115	346	347
Total Rental Revenues	51,616	36,419	100,049	71,420
Management, leasing, and development services	140	145	243	271
Interest income	—	218	—	445
Total Revenues	51,756	36,782	100,292	72,136
Operating Expenses
Property expenses	12,775	9,536	24,735	18,758
General and administrative	6,506	5,123	12,668	10,209
Depreciation and amortization	19,775	14,515	39,227	28,114
Total Operating Expenses	39,056	29,174	76,630	57,081
Other Expenses
Acquisition expenses	37	20	46	405
Interest expense	6,452	4,302	12,304	8,300
Total Other Expenses	6,489	4,322	12,350	8,705
Total Expenses	45,545	33,496	88,980	65,786
Equity in income from unconsolidated real estate entities	—	—	—	11
Loss on extinguishment of debt	—	—	—	(22)
Gains on sale of real estate	1,608	16,569	11,591	19,237
Net Income	7,819	19,855	22,903	25,576
Less: net income attributable to noncontrolling interest	(129)	(531)	(447)	(663)
Net income attributable to Rexford Industrial Realty, Inc.	7,690	19,324	22,456	24,913
Less: preferred stock dividends	(2,424)	(1,322)	(4,847)	(2,644)
Less: earnings allocated to participating securities	(94)	(156)	(191)	(247)
Net income attributable to common stockholders	$5,172	$17,846	$17,418	$22,022

Second Quarter 2018 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net Income	$7,819	$15,084	$14,115	$2,009	$19,855
Add:
Depreciation and amortization	19,775	19,452	18,767	17,971	14,515
Deduct:
Gains on sale of real estate	1,608	9,983	10,336	—	16,569
Funds From Operations (FFO)	25,986	24,553	22,546	19,980	17,801
Less: preferred stock dividends	(2,424)	(2,423)	(1,909)	(1,322)	(1,322)
Less: FFO attributable to noncontrolling interests(2)	(562)	(557)	(506)	(491)	(468)
Less: FFO attributable to participating securities(3)	(153)	(158)	(138)	(133)	(138)
Company share of FFO	$22,847	$21,415	$19,993	$18,034	$15,873

Company share of FFO per common share‐basic	$0.28	$0.27	$0.26	$0.25	$0.23
Company share of FFO per common share‐diluted	$0.27	$0.27	$0.26	$0.25	$0.23

FFO	$25,986	$24,553	$22,546	$19,980	$17,801
Adjust:
Acquisition expenses	37	9	33	16	20
Core FFO	26,023	24,562	22,579	19,996	17,821
Less: preferred stock dividends	(2,424)	(2,423)	(1,909)	(1,322)	(1,322)
Less: Core FFO attributable to noncontrolling interests(2)	(563)	(557)	(507)	(492)	(468)
Less: Core FFO attributable to participating securities(3)	(154)	(158)	(138)	(133)	(138)
Company share of Core FFO	$22,882	$21,424	$20,025	$18,049	$15,893

Company share of Core FFO per common share‐basic	$0.28	$0.27	$0.26	$0.25	$0.23
Company share of Core FFO per common share‐diluted	$0.27	$0.27	$0.26	$0.25	$0.23

Weighted-average shares outstanding-basic	82,924,208	78,694,161	77,771,084	72,621,219	67,920,773
Weighted-average shares outstanding-diluted(4)	83,494,825	79,196,060	78,227,824	73,068,081	68,331,234

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Noncontrolling interests represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than us.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Funds From Operations(2)	$25,986	$24,553	$22,546	$19,980	$17,801
Add:
Amortization of deferred financing costs	332	311	294	290	288
Non-cash stock compensation	2,658	1,727	1,328	1,330	1,394
Straight line corporate office rent expense adjustment	(34)	(41)	(30)	(19)	(36)
Gain on extinguishment of debt	—	—	(47)	—	—
Deduct:
Preferred stock dividends	2,424	2,423	1,909	1,322	1,322
Straight line rental revenue adjustment(3)	1,673	1,969	1,478	1,307	996
Amortization of net below-market lease intangibles	1,616	1,116	1,067	885	201
Capitalized payments(4)	1,490	1,252	1,410	1,509	1,417
Note payable premium amortization	(2)	(1)	38	37	36
Recurring capital expenditures(5)	959	854	826	452	857
2nd generation tenant improvements and leasing commissions(6)	795	983	1,480	1,618	900
Adjusted Funds From Operations (AFFO)	$19,987	$17,954	$15,883	$14,451	$13,718

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $1,180, $1,627, $1,029, $1,019 and $851 for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

(4)	Includes capitalized interest, taxes, insurance and leasing and construction development compensation. Prior period amounts have been restated.

(5)
Excludes nonrecurring capital expenditures of $9,320, $11,392, $11,255, $9,259 and $9,007 for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $630, $257, $1,099, $860 and $370 for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Rental income	$43,567	$40,911	$38,691	$36,748	$31,132
Tenant reimbursements	7,932	7,293	6,757	6,279	5,172
Other income	117	229	319	203	115
Total Rental Revenues	51,616	48,433	45,767	43,230	36,419
Property Expenses	12,775	11,960	12,152	11,229	9,536
Net Operating Income (NOI)	$38,841	$36,473	$33,615	$32,001	$26,883
Amortization of above/below market lease intangibles	(1,616)	(1,116)	(1,067)	(885)	(201)
Straight line rental revenue adjustment	(1,673)	(1,969)	(1,478)	(1,307)	(996)
Cash NOI	$35,552	$33,388	$31,070	$29,809	$25,686

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Net income	$7,819	$15,084	$14,115	$2,009	$19,855
Interest expense	6,452	5,852	5,638	6,271	4,302
Depreciation and amortization	19,775	19,452	18,767	17,971	14,515
Gains on sale of real estate	(1,608)	(9,983)	(10,336)	—	(16,569)
EBITDAre	$32,438	$30,405	$28,184	$26,251	$22,103
Stock-based compensation amortization	2,658	1,727	1,328	1,330	1,394
Gain on extinguishment of debt	—	—	(47)	—	—
Acquisition expenses	37	9	33	16	20
Pro forma effect of acquisitions(2)	1,682	395	1,181	668	2,000
Pro forma effect of dispositions(3)	(31)	(230)	(4)	—	(157)
Adjusted EBITDA	$36,784	$32,306	$30,675	$28,265	$25,360

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Represents the estimated impact on Q2’18 EBITDAre of Q2’18 acquisitions as if they had been acquired April 1, 2018, the impact on Q1’18 EBITDAre of Q1’18 acquisitions as if they had been acquired January 1, 2018, the impact on Q4’17 EBITDAre of Q4’17 acquisitions as if they had been acquired October 1, 2017, the impact on Q3’17 EBITDAre of Q3’17 acquisitions as if they had been acquired July 1, 2017 and the impact on Q2’17 EBITDAre of Q2’17 acquisitions as if they had been acquired April 1, 2017. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.

(3)
Represents the impact on Q2’18 EBITDAre of Q2’18 dispositions as if they had been sold as of April 1, 2018, the impact on Q1’18 EBITDAre of Q1’18 dispositions as if they had been sold as of January 1, 2018, the impact on Q4’17 EBITDAre of Q4’17 dispositions as if they had been sold as of October 1, 2017 and the impact on Q2’17 EBITDAre of Q2’17 dispositions as if they had been sold as of April 1, 2017. See page 22 for details related to current year disposition properties.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	127
Square Feet	14,088,668

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Rental income(2)	$31,728	$29,017	$2,711	9.3%	$62,878	$57,573	$5,305	9.2%
Tenant reimbursements	5,347	4,885	462	9.5%	10,403	9,887	516	5.2%
Other income	106	122	(16)	(13.1)%	327	322	5	1.6%
Total rental revenues	37,181	34,024	3,157	9.3%	73,608	67,782	5,826	8.6%
Property expenses	9,122	8,636	486	5.6%	18,112	17,310	802	4.6%
Same property portfolio NOI	$28,059	$25,388	$2,671	10.5%	$55,496	$50,472	$5,024	10.0%	(2)
Straight-line rents	(997)	(778)	(219)	28.1%	(2,321)	(1,707)	(614)	36.0%
Amort. above/below market leases	(150)	(125)	(25)	20.0%	(217)	(267)	50	(18.7)%
Same property portfolio Cash NOI	$26,912	$24,485	$2,427	9.9%	$52,958	$48,498	$4,460	9.2%	(2)

Stabilized same property portfolio NOI(3)	$25,563	$23,730	$1,833	7.7%	$50,762	$47,165	$3,597	7.6%
Stabilized same property portfolio Cash NOI(3)	$24,969	$22,793	$2,176	9.5%	$49,229	$45,219	$4,010	8.9%

Same Property Portfolio Occupancy:

	June 30, 2018		June 30, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(4)	Same Property Portfolio	Stabilized Same Property Portfolio(5)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	96.8%	99.3%	93.6%	98.4%	320 bps	90 bps
Orange County	94.4%	97.6%	92.0%	97.2%	240 bps	40 bps
San Bernardino County	99.7%	99.7%	93.4%	93.4%	630 bps	630 bps
Ventura County	89.4%	96.1%	81.6%	90.0%	780 bps	610 bps
San Diego County	97.1%	97.1%	95.6%	95.6%	150 bps	150 bps
Total/Weighted Average	96.0%	98.4%	92.2%	96.3%	380 bps	210 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Rental income includes lease termination fees of $124 thousand and $4 thousand for the six months ended June 30, 2018 and 2017, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 9.7% and Same Property Portfolio Cash NOI increased by approximately 8.9% during the six months ended June 30, 2018, compared to six months ended June 30, 2017, respectively. There were no lease termination fees included in rental income during the three months ended June 30, 2018 and 2017.

(3)	Excludes the operating results of properties under repositioning or lease-up in 2017 and 2018 (see page 27 for a list of these properties).

(4)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2018, adjusted for space totaling 352,185 RSF at six properties that were classified as repositioning or lease-up as of June 30, 2018. For additional details, refer to pages 20-21 of this report.

(5)
Reflects the occupancy of our Same Portfolio Property as of June 30, 2017, adjusted for space totaling 602,270 RSF at seven properties that were classified as repositioning or lease-up as of June 30, 2017.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of June 30, 2018

Description	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Common shares outstanding(1)	90,848,198	80,441,338	78,305,187	77,337,373	70,810,523
Operating partnership units outstanding(2)	2,013,564	2,041,175	2,018,245	1,947,408	1,974,484
Total shares and units outstanding at period end	92,861,762	82,482,513	80,323,432	79,284,781	72,785,007
Share price at end of quarter	$31.39	$28.79	$29.16	$28.62	$27.44
Common Stock and Operating Partnership Units - Capitalization	$2,914,931	$2,374,672	$2,342,231	$2,269,130	$1,997,221
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(4)	75,000	75,000	75,000	—	—
Total Equity Market Capitalization	$3,079,931	$2,539,672	$2,507,231	$2,359,130	$2,087,221

Total Debt	$761,192	$662,425	$671,657	$666,979	$564,242
Less: Cash and cash equivalents	(162,704)	(15,625)	(6,620)	(12,918)	(13,118)
Net Debt	$598,488	$646,800	$665,037	$654,061	$551,124
Total Combined Market Capitalization (Net Debt plus Equity)	$3,678,419	$3,186,472	$3,172,268	$3,013,191	$2,638,345

Net debt to total combined market capitalization	16.3%	20.3%	21.0%	21.7%	20.9%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	4.1x	5.0x	5.4x	5.8x	5.4x

(1)	Excludes the following number of shares of unvested restricted stock: 213,867 (Jun 30, 2018), 226,451 (Mar 31, 2018), 190,695 (Dec 31, 2017), 257,867 (Sep 30, 2017) and 312,379 (Jun 30, 2017).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of June 30, 2018, includes 157,539 vested LTIP Units and excludes 305,894 unvested LTIP Units and 703,248 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	Value based on 3,000,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(5)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 12

Debt Summary.	(unaudited and dollars in thousands)

Debt Detail:
As of June 30, 2018

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Secured Debt:
$60M Term Loan(3)	8/1/2023(3)	LIBOR + 1.70%	3.616%	$58,499	2/15/2019
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,693	--
Unsecured Debt:
$350M Revolving Credit Facility(4)	2/12/2021(5)	LIBOR +1.10%(6)	3.190%	—	--
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(6)	3.098%	100,000	12/14/2018; 8/14/2021(7)
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(6)	2.549%	125,000	1/14/2022
$225M Term Loan Facility(8)	1/14/2023	LIBOR +1.20%(6)	3.290%	100,000	--
$150M Term Loan Facility	5/22/2025	LIBOR +1.50%(6)	3.590%	150,000	--
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000	--
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000	--
Total Consolidated:			3.470%	$761,192

(1)	Includes the effect of interest rate swaps effective as of June 30, 2018, and excludes the effect of discounts, deferred loan costs and the credit facility fee.

(2)	Excludes unamortized debt issuance costs and discounts aggregating $4.1 million as of June 30, 2018.

(3)
Loan modification effective June 29, 2018, extended the maturity date from August 1, 2019 to August 1, 2023, decreased the interest rate spread from 1.90% to 1.70% per annum, and amended the term loan repayment schedule by adding 36 months of interest only pymts, followed by equal monthly pymts of principal of $65,250 plus accrued interest until maturity. One two-year extension is available, provided that certain conditions are satisfied.

(4)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding indebtedness to the value of our gross asset value, which is measured on a quarterly basis.

(5)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(6)
The applicable LIBOR margin ranges from 1.10% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility, 1.20% to 1.70% for the $225M term loan facility and 1.50% to 2.20% for the $150M term loan facility depending on the ratio of our outstanding indebtedness to the value of our gross asset value (measured on a quarterly basis). As a result, the effective interest rate will fluctuate from period to period.

(7)
We have an interest rate swap that will effectively fix the $100 million term loan facility at 1.764% plus an applicable LIBOR margin from December 14, 2018 (the expiration date of the current swap) through August 14, 2021.

(8)	We have an interest rate swap that will effectively fix $100 million of this $225 million term loan at 1.406% plus an applicable LIBOR margin from August 14, 2018 through January 14, 2022.

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed(2)	6.1	3.47%	3.47%	$511,192	67%
Variable(2)	6.0	LIBOR + 1.38%	3.47%	$250,000	33%
Secured	5.4		3.68%	$61,192	8%
Unsecured	6.1		3.45%	$700,000	92%

(1)	The weighted average remaining term to maturity of our consolidated debt is 6.0 years.

(2)	If all of our interest rate swaps were effective as of June 30, 2018, our consolidated debt would be 80% fixed and 20% variable. See footnote (8) above.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2018 - 2021	$—	$—	$—	—%	—%
2022	—	100,000	100,000	13%	3.098%
Thereafter	61,192	600,000	661,192	87%	3.527%
Total	$61,192	$700,000	$761,192	100%	3.470%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
At June 30, 2018	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	8	387,310	845,531	1,232,841	100.0%	100.0%	100.0%	100.0%	$10,641	$8.63
Greater San Fernando Valley	25	2,622,856	234,214	2,857,070	99.7%	52.5%	95.8%	99.7%	27,361	$10.00
Mid-Counties	11	672,090	313,662	985,752	98.2%	100.0%	98.8%	100.0%	9,087	$9.33
San Gabriel Valley	17	1,872,001	157,931	2,029,932	91.9%	100.0%	92.5%	99.3%	15,966	$8.50
South Bay	23	1,094,864	1,884,196	2,979,060	96.2%	93.0%	94.2%	97.4%	25,851	$9.22
Los Angeles County	84	6,649,121	3,435,534	10,084,655	96.8%	92.9%	95.5%	99.0%	88,906	$9.24

North Orange County	8	874,012	74,155	948,167	94.5%	100.0%	94.9%	94.9%	8,059	$8.95
OC Airport	7	601,782	37,592	639,374	86.7%	100.0%	87.5%	99.1%	5,811	$10.39
South Orange County	3	329,458	—	329,458	100.0%	—%	100.0%	100.0%	3,043	$9.24
West Orange County	5	493,730	156,546	650,276	100.0%	100.0%	100.0%	100.0%	5,540	$8.52
Orange County	23	2,298,982	268,293	2,567,275	94.4%	100.0%	95.0%	97.9%	22,453	$9.20

Inland Empire East	1	51,867	—	51,867	100.0%	—%	100.0%	100.0%	339	$6.53
Inland Empire West	19	1,663,267	1,992,291	3,655,558	99.7%	94.3%	96.8%	96.8%	25,494	$7.21
San Bernardino County	20	1,715,134	1,992,291	3,707,425	99.7%	94.3%	96.8%	96.8%	25,833	$7.20

Ventura	15	1,605,785	188,676	1,794,461	89.4%	73.5%	87.8%	96.4%	13,724	$8.72
Ventura County	15	1,605,785	188,676	1,794,461	89.4%	73.5%	87.8%	96.4%	13,724	$8.72

Central San Diego	12	1,103,947	—	1,103,947	96.6%	—%	96.6%	96.6%	12,631	$11.85
North County San Diego	9	638,998	240,267	879,265	98.3%	100.0%	98.8%	98.8%	8,712	$10.03
South County San Diego	1	76,701	—	76,701	95.1%	—%	95.1%	95.1%	698	$9.57
San Diego County	22	1,819,646	240,267	2,059,913	97.1%	100.0%	97.4%	97.4%	22,041	$10.98
CONSOLIDATED TOTAL / WTD AVG	164	14,088,668	6,125,061	20,213,729	96.0%	93.4%	95.2%	98.1%	$172,957	$8.99

(1)
Excludes space aggregating 595,878 square feet at 10 of our properties that were in various stages of repositioning or lease-up as of June 30, 2018. See pages 20-21 for additional details on these properties.

(2)	See page 25 for definition and details on how these amounts are calculated.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Occupancy:(1)
Los Angeles County	95.5%	95.8%	95.3%	92.9%	90.5%
Orange County	95.0%	94.1%	97.1%	91.1%	92.0%
San Bernardino County	96.8%	97.8%	99.4%	99.0%	95.2%
Ventura County	87.8%	87.1%	86.0%	85.1%	83.1%
San Diego County	97.4%	95.8%	96.3%	91.7%	95.7%
Total/Weighted Average	95.2%	95.2%	95.5%	92.9%	91.4%

Consolidated Portfolio SF	20,213,729	18,741,304	18,476,809	18,044,612	16,221,646

Leasing Activity:

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Leasing Activity (SF):(2)
New leases(3)	300,591	281,844	506,581	678,882	310,950
Renewal leases(3)	542,902	566,551	574,522	614,175	469,766
Gross leasing	843,493	848,395	1,081,103	1,293,057	780,716

Expiring leases	767,362	847,706	935,035	942,721	663,128
Expiring leases - placed into repositioning	66,584	65,762	124,470	28,830	107,965
Net absorption	9,547	(65,073)	21,598	321,506	9,623
Retention rate(4)	71%	68%	64%	66%	71%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
GAAP Rent Change	35.5%	25.3%	27.7%	26.3%	20.4%
Cash Rent Change	23.9%	14.9%	18.9%	16.7%	10.6%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q2'18, Q1'18, Q4'17 Q3'17 and Q2'17 excludes relocations/expansions within Rexford’s portfolio totaling zero, 13,608, 27,222, 9,493 and zero rentable square feet, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Second Quarter 2018 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Second Quarter 2018:
New	61	300,591	4.5
Renewal	67	542,902	4.0
Total/Weighted Average	128	843,493	4.2

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Second Quarter 2018:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(3)
New(1)	$11.96	$9.33	28.3%	0.6	$11.69	$9.81	19.2%	$3.74
Renewal(2)	$10.55	$7.68	37.5%	0.7	$10.20	$8.15	25.2%	$1.19
Weighted Average	$10.81	$7.98	35.5%	0.7	$10.48	$8.46	23.9%	$1.67

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(4)	Uncommenced New Leases: Leased SF(4)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(5)(6)	In-Place + Uncommenced ABR (in thousands)(5)(6)	In-Place + Uncommenced ABR per SF(6)
Los Angeles County	464,572	33,150	95.8%	$1,084	$89,989	$9.32
Orange County	38,507	1,592	95.1%	169	22,622	$9.27
San Bernardino County	144,594	12,770	97.2%	455	26,288	$7.30
San Diego County	160,865	5,240	97.7%	250	22,292	$11.08
Ventura County	42,191	23,926	89.1%	222	13,946	$8.72
Total/Weighted Average	850,729	76,678	95.6%	$2,180	$175,137	$9.07

(1)
GAAP and cash rent statistics and turnover costs for new leases exclude 25 leases aggregating 185,394 rentable square feet for which there was no comparable lease data. Of these 25 excluded leases, seven leases aggregating 80,020 rentable square feet relate to repositioning properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

(2)
GAAP and cash rent statistics and turnover costs for renewal leases excludes five leases for 37,376 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease terms shorter than six months.

(3)	Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period.

(4)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of June 30, 2018.

(5)	Includes $946 thousand of annualized base rent under Uncommenced New Leases and $1,234 thousand of incremental annualized base rent under Uncommenced Renewal Leases.

(6)	See page 25 for further details on how these amounts are calculated.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of June 30, 2018:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	346,489	$—	$—
Current Repositioning(1)	—	552,184	—	$—
MTM Tenants	85	157,711	2,552	$16.18
2018	155	1,009,028	9,766	$9.68
2019	313	2,803,575	25,488	$9.09
2020	321	4,145,231	35,774	$8.63
2021	231	4,270,348	36,993	$8.66
2022	110	1,908,088	16,676	$8.74
2023	88	1,753,174	17,552	$10.01
2024	14	757,895	7,278	$9.60
2025	11	269,578	2,992	$11.10
2026	6	273,904	3,235	$11.81
2027	6	220,311	2,090	$9.48
Thereafter	10	1,746,213	14,741	$8.44
Total Portfolio	1,350	20,213,729	$175,137	$9.07

(1)
Represents space at nine of our properties that were classified as current repositioning as of June 30, 2018. Excludes completed repositioning properties and properties in lease-up. See pages 20-21 for additional details on these properties.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Unified Grocers, Inc.	Central LA	695,120	3.0%	$7.50	5/8/2038
Federal Express Corporation	South Bay	173,596	1.4%	$13.94	11/30/2032(1)
32 Cold, LLC	Central LA	149,157	1.2%	$14.64	3/31/2026(2)
Command Logistics Services, Inc.	South Bay	340,672	1.2%	$6.25	9/30/2020(3)
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.1%	$6.28	6/30/2020
Triscenic Production Services, Inc.	Greater San Fernando Valley	255,303	1.1%	$7.67	3/31/2022(4)
Universal Technical Institute of Southern California, LLC	South Bay	142,593	1.1%	$13.29	8/31/2030
Southland Industries, Inc.	West Orange County	207,953	1.1%	$9.00	5/31/2028
Dendreon Corporation	West Orange County	170,865	0.9%	$8.87	12/31/2019
Undisclosed high-end luxury car company	Greater San Fernando Valley	167,425	0.9%	$8.92	8/31/2022(5)
Top 10 Total / Weighted Average		2,622,032	13.0%	$8.65

(1)	Includes (i) 30,160 rentable square feet expiring September 30, 2027, and (ii) 143,436 rentable square feet expiring November 30, 2032.

(2)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(3)	Includes (i) 111,769 rentable square feet expiring June 30, 2018, and (ii) 228,903 rentable square feet expiring September 30, 2020.

(4)	Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, and (iii) 69,219 rentable square feet expiring March 31, 2022.

(5)
Includes (i) 16,868 rentable square feet expiring April 30, 2020, (ii) 21,697 rentable square feet expiring November 30, 2019, (iii) 20,310 rentable square feet expiring May 31, 2020, and (iv) 108,550 rentable square feet expiring August 31, 2022.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	764	1,640,376	1,689,140	97.1%	97.1%	$20,263	11.6%	$12.35
5,000 - 9,999	193	1,360,416	1,448,304	93.9%	97.5%	15,133	8.6%	$11.12
10,000 - 24,999	230	3,675,852	4,027,080	91.3%	96.4%	37,086	21.2%	$10.09
25,000 - 49,999	77	2,769,278	3,009,924	92.0%	96.2%	25,285	14.4%	$9.13
>50,000	86	9,869,133	10,039,281	98.3%	100.0%	77,370	44.2%	$7.84
Total / Weighted Average	1,350	19,315,055	20,213,729	95.6%	98.3%	$175,137	100.0%	$9.07

(1)	See page 25 for further details on how these amounts are calculated.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Six Months Ended June 30, 2018

			Year to Date
	Q2-2018	Q1-2018	Total	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$4	$139	$143	158,112	$0.90
New Leases‐2nd Generation	$187	$278	465	356,261	$1.31
Renewals	$57	$74	131	288,547	$0.45
Total Tenant Improvements and Space Preparation	248	491	$739

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$626	$118	$744	255,350	$2.91
New Leases‐2nd Generation	$270	$549	819	333,748	$2.45
Renewals	$281	$82	363	453,136	$0.80
Total Leasing Commissions & Lease Costs	1,177	749	$1,926

Total Recurring Capex	$959	$854	$1,813	19,035,519	$0.10
Recurring Capex % of NOI	2.5%	2.3%	2.4%
Recurring Capex % of Operating Revenue	1.9%	1.8%	1.8%

Nonrecurring Capex:
Development and Repositioning(2)	$5,079	$7,281	$12,360
Other Repositioning(3)	3,581	3,202	6,783
Other(4)	660	909	1,569
Total Nonrecurring Capex	$9,320	$11,392	$20,712	12,351,251	$1.68

Other Capitalized Costs(5)	$1,550	$1,303	$2,853

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Includes capital expenditures related to properties that were under development or repositioning as of June 30, 2018. For details on these properties see pages 20-21.

(3)	Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 20-21 due to smaller space size or limited downtime for completion.

(4)	Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.

(5)
Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on (a) development, renovation and rehabilitation activity and (b) leasing activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning. (1)
As of June 30, 2018	(unaudited results, in thousands, except square feet)

Repositioning Properties

						Same Property Portfolio	Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repo/ Lease-Up	Est. New Development Rentable Square Feet(2)		Total Property Leased % 6/30/18	2018	Start	Target Completion	Est. Period until Stabilized (months)(3)	Purchase Price	Projected Repo Costs	Projected Total Investment(4)	Cumulative Investment to Date(5)	Actual Quarterly Cash NOI 2Q-2018(6)		Est. Annual Stabilized Cash NOI(7)
CURRENT REPOSITIONING:
14750 Nelson - Repositioning	138,090	138,090	—		20%	Y	3Q-2016	3Q-2018	8 -11	$12,718	$8,801	$21,519	$19,971	$(23)		$1,498
14750 Nelson - Development	—	—	63,900		0%	N	3Q-2016	3Q-2018	7 - 9	$2,282	$5,867	$8,149	$7,088	$—		$704
14750 Nelson (San Gabriel Valley)	138,090	138,090	63,900		20%				7 - 11	$15,000	$14,668	$29,668	$27,059	$(23)		$2,202
301-445 Figueroa St. (South Bay)(8)	133,650	16,000	—		88%	Y	4Q-2016	3Q-2018	3 - 6	$13,000	$4,035	$17,035	$16,336	$175		$1,266
28903 Ave. Paine - Repositioning	111,346	111,346	—		0%		1Q-2017	3Q-2018	5 - 10	$11,545	$3,794	$15,339	$14,400	$(28)		$939
28903 Ave. Paine - Development	—	—	115,817		0%		1Q-2017	3Q-2019	15 - 18	$5,515	$9,275	$14,790	$5,632	$—		$966
28903 Avenue Paine (SF Valley)	111,346	111,346	115,817		0%	N			5 - 18	$17,060	$13,069	$30,129	$20,032	$(28)		$1,905
2722 Fairview Street (OC Airport)	116,575	58,802	—		50%	Y	1Q-2018	4Q-2018	11 - 15	$17,800	$1,436	$19,236	$18,133	$125		$1,177
15401 Figueroa Street (South Bay)	38,584	38,584	—		0%	N	2Q-2018	3Q-2018	6 - 9	$4,435	$527	$4,962	$4,438	$7		$281
851 Lawrence Drive (Ventura)	49,976	49,976	39,294	(9)	0%	N	2Q-2018	3Q-2019	12 - 18	$6,663	$9,723	$16,386	$6,663	$(11)		$997
1580 Carson Street (South Bay)	43,787	43,787	—		0%	N	2Q-2018	4Q-2018	6 - 12	$7,715	$1,637	$9,352	$7,862	$(7)		$552
1998 Surveyor Avenue (Ventura)	—	—	56,306	(10)	0%	N	2Q-2018	1Q-2019	9 - 12	$5,918	$4,735	$10,652	$6,416	$(1)		$598
9615 Norwalk Blvd. (Mid-Counties)	38,362	12,000	189,808	(11)	69%	Y	3Q-2018	2Q-2020	TBD	$9,642	$14,803	$24,445	$10,174	$148		$1,556
TOTAL/WEIGHTED AVERAGE	670,370	468,585	465,125		34%					$97,233	$64,633	$161,865	$117,113	$385	(12)	$10,534

LEASE-UP:
1601 Alton Pkwy. (OC Airport)	124,988	15,874	—		87%	Y	--	--	3 - 5	$13,276	$7,636	$20,912	$20,462	$247		$1,574

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Represents the estimated rentable square footage to be added upon completion of current development projects.

(3)
Represents the estimated remaining number of months, as of June 30, 2018, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates. See page 27 for a definition of Stabilization Date - Properties and Space Under Repositioning.

(4)
Projected total investment includes the purchase price of the property and our current estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(5)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(6)
Represents the actual cash NOI for each property for the three months ended June 30, 2018. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on pg. 25 of this report.

(7)
Represents management’s estimate of each property’s annual cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(8)
13 of the 14 units at 301-445 Figueroa are being repositioned in phases. As of June 30, 2018, the property consists of: 11 units (109,420 RSF) that have been repositioned and leased; two units (16,000 RSF) that are currently under repositioning; and one unit (8,230 RSF) that will not be repositioned due to a tenant renewal. The projected total investment and est. annual stabilized Cash NOI presented above reflects all 14 units.

(9)	We expect to demolish the existing 49,976 RSF building and construct a new 89,270 RSF multi-unit building.

(10)
We acquired 1998 Surveyor Avenue as an under-construction building for a cost of $5.82 million and the assumption of the seller’s fixed-price construction contracts with $4.42 million of remaining costs. At completion, the property will consist of one 56,306 rentable square foot single-tenant building.

(11)
9615 Norwalk includes 10.26 acres of partially paved storage-yard/industrial land and three bldgs totaling 38,362 RSF. The current tenant is leasing the 26,362 RSF bldg on a MTM basis and extended the land lease through June 30, 2019, for $66 thousand of base rent per month. We expect to demolish the occupied 26,362 RSF bldg and the two vacant bldgs totaling 12,000 RSF prior to constructing a new 201,808 RSF bldg.

(12)
Actual NOI for the three months ended June 30, 2018, reflects the capitalization of $239 thousand of real estate property taxes and insurance for current repositioning. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning (Continued). (1)
As of June 30, 2018	(unaudited results, in thousands, except square feet)

Repositioning Space

Estimated Construction Period
Property (Submarket)	Property Rentable Square Feet	Space Under Repositioning/Lease-Up	2018	Start	Target Completion	Est. Period until Stabilized (months)(2)	Projected Total Investment(3)	Repositioning Costs Incurred to Date	Total Property Leased % 6/30/18	Actual Quarterly Cash NOI 2Q-2018(4)	Estimated Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
3233 Mission Oaks Blvd. - Unit 3233 (Ventura)(6)	461,210	111,419	Y	2Q-2017	4Q-2018	12 - 15	$7,080	$1,475	67%	$(9)	(7)	$852

Stabilized Repositionings: Properties and Space

Property (Submarket)	Rentable Square Feet	Stabilized Period	Stabilized Yield
7110 Rosecrans Ave. (South Bay)	73,439	2Q-2015	7.9%
7900 Nelson Rd. (SF Valley)	202,905	4Q-2015	6.6%
605 8th Street (SF Valley)	55,715	4Q-2015	6.8%
24105 Frampton Ave. (South Bay)	49,841	3Q-2016	7.0%
12247 Lakeland Rd. (Mid-Counties)	24,875	3Q-2016	6.4%
2610 & 2701 S. Birch St. (OC Airport)	98,230	4Q-2016	7.1%
15140 & 15148 Bledsoe St. (SF Valley)	72,000	4Q-2016	N/A(8)
679-691 S. Anderson St. (Central LA)	47,490	2Q-2017	6.3%
18118 - 18120 S. Broadway St. (South Bay)	18,033	2Q-2017	N/A(8)
3880 Valley Blvd. (San Gabriel Valley)	108,550	3Q-2017	6.9%
12131 Western Avenue (West OC)	207,953	4Q-2017	5.9%
228th Street (South Bay)	23,453	4Q-2017	N/A(8)
3233 Mission Oaks Blvd. - Unit H (Ventura)	43,927	1Q-2018	N/A(8)
TOTAL/WEIGHTED AVERAGE	1,026,411	6.6%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)
Represents the estimated remaining number of months, as of June 30, 2018, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)
Projected total investment represents the estimated nonrecurring capital expenditures to be incurred to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(4)
Represents the actual cash NOI of repositioning space for the three months ended June 30, 2018. For a definition & discussion of non-GAAP financial measures, see the definitions section beginning on page 25.

(5)
Based on management estimates of annual cash NOI for the repositioning space, once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
As of June 30, 2018, we are repositioning space aggregating 111,419 RSF at 3233 Mission Oaks. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(7)
Actual NOI for the three months ended June 30, 2018, reflects the capitalization of $20 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(8)	We are unable to provide a meaningful stabilized yield for these completed projects as these were partial repositionings of larger properties.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of June 30, 2018	(unaudited results, data represents consolidated portfolio only)

2018 Acquisitions

Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at June 30, 2018
1/17/2018	13971 Norton Avenue	San Bernardino	Inland Empire West	103,208	$11.36	100%	100%
2/23/2018	1900 Proforma Avenue	San Bernardino	Inland Empire West	135,360	$15.92	100%	100%
2/23/2018	1910-1920 Archibald Avenue	San Bernardino	Inland Empire West	78,243	$8.20	66%	n/a(1)
3/13/2018	16010 Shoemaker Avenue	Los Angeles	Mid-Counties	115,600	$17.22	100%	100%
4/4/2018	4039 Calle Platino	San Diego	North County San Diego	143,274	$20.00	100%	100%
4/5/2018	851 Lawrence Drive	Ventura	Ventura	49,976	$6.60	—%	—%
4/6/2018	1581 Main Street	Orange	North Orange County	39,661	$7.15	100%	100%
4/26/2018	660–664 Twin Oaks Valley Road	San Diego	North County San Diego	96,993	$14.00	100%	100%
4/26/2018	1580 Carson Street	Los Angeles	South Bay	43,787	$7.50	—%	—%
5/8/2018	1190 Stanford Court	Orange	North Orange County	34,494	$6.08	100%	100%
5/9/2018	5300 Sheila Street	Los Angeles	Central LA	695,120	$121.00	100%	100%
5/17/2018	15777 Gateway Circle	Orange	OC Airport	37,592	$8.05	100%	100%
5/18/2018	1998 Surveyor Avenue	Ventura	Ventura	—(2)	$5.82(2)	—%	—%
5/31/2018	3100 Fujita Street	Los Angeles	South Bay	91,516	$14.04	100%	100%
6/8/2018	4416 Azusa Canyon Road	Los Angeles	San Gabriel Valley	70,510	$12.00	100%	100%
6/12/2018	1420 Mckinley Avenue	Los Angeles	South Bay	136,685	$30.00	—%	100%
6/29/2018	12154 Montague Street	Los Angeles	Greater San Fernando Valley	122,868	$22.53	100%	100%
				1,994,887	$327.47

2018 Dispositions

Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
1/2/2018	8900–8980 Benson Ave. & 5637 Arrow Hwy.	San Bernardino	Inland Empire West	88,016	$11.44	Opportunistic Sale
1/17/2018	700 Allen Avenue & 1851 Flower Street	Los Angeles	Greater San Fernando Valley	25,168	$10.90	Opportunistic Sale
3/7/2018	200–220 South Grand Avenue	Orange	OC Airport	27,200	$4.52	Opportunistic Sale
4/9/2018	6770 Central Avenue, Building B	San Bernardino	Inland Empire East	11,808	$1.68	Opportunistic Sale
5/9/2018	1910-1920 Archibald Avenue	San Bernardino	Inland Empire West	78,243	$9.05	Non-Core Asset
				230,435	$37.59

(1)	Property was sold on May 9, 2018.

(2)
We acquired 1998 Surveyor Avenue as an under-construction building for a cost of $5.82 million and the assumption of the seller’s fixed-price construction contracts with approximately $4.42 million of remaining costs. At completion, the property will be one single-tenant building containing 56,306 rentable square feet.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 22

Guidance.
As of June 30, 2018

2018 OUTLOOK*

METRIC	2018 GUIDANCE / ASSUMPTIONS
	INITIAL GUIDANCE	Q1’18 UPDATED GUIDANCE		Q2’18 UPDATED GUIDANCE		YTD RESULTS AS OF JUNE 30, 2018
Net Income Attributable to Common Stockholders per diluted share (1)	$0.20 - $0.23	$0.20 - $0.25 (2)	é	$0.29 - $0.31 (2)	é	$0.21
Company share of Core FFO per diluted share (1)	$1.01 - $1.04	$1.02 - $1.05 (2)	é	$1.05 - $1.07 (2)	é	$0.54
Same Property Portfolio NOI Growth (3)	6.0% - 8.0%	6.5% - 8.5%	é	8.0% - 9.5%	é	10.0%
Stabilized Same Property Portfolio NOI Growth (3)	4.0% - 5.5%	4.5% - 6.0%	é	5.5% - 7.0%	é	7.6%
Year-End Same Property Portfolio Occupancy (3)	95.0% - 97.0%	95.0% - 97.0%	—	95.5% - 97.0%	é	96.0%
Year-End Stabilized Same Property Portfolio Occupancy (3)	96.5% - 98.0%	96.5% - 98.0%	—	96.5% - 98.0%	—	98.4%
General and Administrative Expenses (4)	$24.0 M - $25.0M	$24.0 M - $25.0 M	—	$24.5 M - $25.0 M	—	$12.7 M

(1)
Our Net income and Core FFO guidance refers to the Company's in-place portfolio as of July 31, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of July 31, 2018, reflects the acquisition of two properties totaling 120,814 rentable square feet that occurred subsequent to June 30, 2018.

(2)
See page 28 for a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our Same Property Portfolio is a subset of our consolidated portfolio and consists of 127 properties aggregating 14,088,668 rentable square feet that were wholly-owned by us as of January 1, 2017, and still owned by us as of June 30, 2018. Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude 11 of our properties that were or will be in various stages of repositioning (current and future) or lease-up during 2017 and 2018. See page 27 for the definition of Stabilized Same Property Portfolio which includes a list of these 11 properties.

(4)	Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $8.5 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 6/30/2018	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended June 30, 2018
Total operating revenues	$51,616
Property operating expenses	(12,775)
Pro forma effect of uncommenced leases(2)	431
Pro forma effect of acquisitions(3)	1,682
Pro forma effect of dispositions(4)	(31)
Pro forma NOI effect of properties and space under repositioning(5)	2,618
Pro Forma NOI	43,541
Amortization of net below-market lease intangibles	(1,616)
Straight line rental revenue adjustment	(1,673)
Pro Forma Cash NOI	$40,252

Balance Sheet Items

Other assets and liabilities	June 30, 2018
Cash and cash equivalents	$162,704
Rents and other receivables, net	3,920
Other assets	8,216
Acquisition related deposits	1,600
Accounts payable, accrued expenses and other liabilities	(19,683)
Dividends payable	(14,952)
Tenant security deposits	(20,534)
Prepaid rents	(6,374)
Estimated remaining cost to complete repositioning projects	(50,810)
Total other assets and liabilities	$64,087

Debt and Shares Outstanding

Total consolidated debt(6)	$761,192
Preferred stock - liquidation preference	$165,000

Common shares outstanding(7)	90,848,198
Operating partnership units outstanding(8)	2,013,564
Total common shares and operating partnership units outstanding	92,861,762

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 25 of this report.

(2)	Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of April 1, 2018.

(3)
Represents the estimated incremental NOI from Q2'18 acquisitions as if they had been acquired on April 1, 2018. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of April 1, 2018.

(4)	Represents the actual Q2'18 NOI for properties sold during the current quarter. See page 22 for details related to current year disposition properties.

(5)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended June 30, 2018, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of April 1, 2018. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of April 1, 2018.

(6)	Excludes unamortized loan discount and debt issuance costs totaling $4.1 million.

(7)	Represents outstanding shares of common stock of the Company, which excludes 213,867 shares of unvested restricted stock.

(8)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 157,539 vested LTIP Units and excludes 305,894 unvested LTIP Units and 703,248 unvested performance units.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 24

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of June 30, 2018, multiplied by 12. Includes only leases that have commenced as of June 30, 2018. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of June 30, 2018.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to June 30, 2018, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of June 30, 2018, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of June 30, 2018.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of June 30, 2018.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of June 30, 2018.

Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Second Quarter 2018 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Debt Covenants ($ in thousands):

		Jun 30, 2018		Mar 31, 2018
	Current Period Covenant	Amended Credit Facility, $225M Term Loan and $150M Term Loan	$100M Senior Notes and $125M Senior Notes	Amended Credit Facility and $225M Term Loan	$100M Senior Notes and $125M Senior Notes
Maximum Leverage Ratio	less than 60%	27.1%	27.1%	27.7%	27.7%
Maximum Secured Leverage Ratio	less than 45%	2.1%	n/a	2.5%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	2.1%	n/a	2.5%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,296,884	$1,931,568	$1,931,568	$1,581,306	$1,581,306
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	3.9 to 1.00	3.9 to 1.00	3.8 to 1.00	3.8 to 1.00
Unencumbered Leverage Ratio	less than 60%	28.1%	28.1%	27.2%	27.2%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.16 to 1.00	6.16 to 1.00	6.66 to 1.00	6.66 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
EBITDAre	$32,438	$30,405	$28,184	$26,251	$22,103
Amortization of above/below market lease intangibles	(1,616)	(1,116)	(1,067)	(885)	(201)
Non-cash stock compensation	2,658	1,727	1,328	1,330	1,394
Straight line corporate office rent expense adjustment	(34)	(41)	(30)	(19)	(36)
(Gain) loss on extinguishment of debt	—	—	(47)	—	—
Straight line rental revenue adjustment	(1,673)	(1,969)	(1,478)	(1,307)	(996)
Capitalized payments	(927)	(881)	(1,026)	(1,122)	(959)
Recurring capital expenditures	(959)	(854)	(826)	(452)	(857)
2nd generation tenant improvements and leasing commissions	(795)	(983)	(1,480)	(1,618)	(900)
Cash flow for fixed charge coverage calculation	29,092	26,288	23,558	22,178	19,548
Cash interest expense calculation detail:
Interest expense	6,452	5,852	5,638	6,271	4,302
Capitalized interest	563	371	384	387	458
Note payable premium amort.	(2)	(1)	38	37	36
Amortization of deferred financing costs	(332)	(311)	(294)	(290)	(288)
Cash interest expense	6,681	5,911	5,766	6,405	4,508
Scheduled principal payments	233	232	264	263	222
Preferred stock dividends	2,424	2,423	1,909	1,322	1,322
Fixed charges	$9,338	$8,566	$7,939	$7,990	$6,052

Fixed Charge Coverage Ratio	3.1	x	3.1	x	3.0	x	2.8	x	3.2	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe

Second Quarter 2018 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing.

Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of June 30, 2018. The Company’s computation of same property performance may not be comparable to other REITs.
Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years. Stabilized Same Property Portfolio occupancy/leasing statistics exclude vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties aggregating 1,544,022 rentable square feet that were or will be in various stages of repositioning or lease-up during 2017 and 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street

Second Quarter 2018 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Net Income	$7,819	$15,084	$14,115	$2,009	$19,855
Add:
General and administrative	6,506	6,162	5,558	5,843	5,123
Depreciation and amortization	19,775	19,452	18,767	17,971	14,515
Acquisition expenses	37	9	33	16	20
Interest expense	6,452	5,852	5,638	6,271	4,302
Loss on extinguishment of debt	—	—	(47)	—	—
Subtract:
Management, leasing, and development services	140	103	113	109	145
Interest income	—	—	—	—	218
Gains on sale of real estate	1,608	9,983	10,336	—	16,569
NOI	$38,841	$36,473	$33,615	$32,001	$26,883
Straight line rental revenue adjustment	(1,673)	(1,969)	(1,478)	(1,307)	(996)
Amortization of above/below market lease intangibles	(1,616)	(1,116)	(1,067)	(885)	(201)
Cash NOI	$35,552	$33,388	$31,070	$29,809	$25,686

Reconciliation of Net Income to Same Property Portfolio NOI and Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$7,819	$19,855	$22,903	$25,576
Add:
General and administrative	6,506	5,123	12,668	10,209
Depreciation and amortization	19,775	14,515	39,227	28,114
Acquisition expenses	37	20	46	405
Interest expense	6,452	4,302	12,304	8,300
Loss on extinguishment of debt	—	—	—	22
Deduct:
Management, leasing and development services	140	145	243	271
Interest income	—	218	—	445
Equity in income from unconsolidated real estate entities	—	—	—	11
Gains on sale of real estate	1,608	16,569	11,591	19,237
NOI	$38,841	$26,883	$75,314	$52,662
Non-Same Property Portfolio operating revenues	(14,435)	(2,395)	(26,441)	(3,638)
Non-Same Property Portfolio property expenses	3,653	900	6,623	1,448
Same Property Portfolio NOI	$28,059	$25,388	$55,496	$50,472
Straight line rental revenue adjustment	(997)	(778)	(2,321)	(1,707)
Amortization of above/below market lease intangibles	(150)	(125)	(217)	(267)
Same Property Portfolio Cash NOI	$26,912	$24,485	$52,958	$48,498
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.29	$0.31
Company share of depreciation and amortization	$0.89	$0.89
Company share of gains on sale of real estate	$(0.13)	$(0.13)
Company share of Core FFO	$1.05	$1.07

Second Quarter 2018 Supplemental Financial Reporting Package	Page 28